Exhibit 99.1

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

Synopsys Posts Financial Results for

Second Quarter of Fiscal 2005

MOUNTAIN VIEW, Calif. May 18, 2005 — Synopsys, Inc. (Nasdaq:  SNPS), a world leader in semiconductor design software, today reported results for its second quarter ended April 30, 2005.

For the second quarter of fiscal 2005, Synopsys reported revenue of $244.3 million, a 1% increase compared to the first quarter of fiscal 2005, and a 17% decrease from $294.6 million in the second quarter of fiscal 2004.  For the six-month period ended April 30, 2005, revenue was $485.6 million, a decrease of 16% from revenue of $579.9 million for the same period in fiscal 2004.  The year-over-year comparisons reflect the company’s shift to an almost-fully ratable license model initiated in the fourth quarter of fiscal 2004, under which most of the company’s license revenue is recognized over time rather than upfront in the quarter shipped.  As a result, in the most recent quarter more than 90% of revenue came from backlog.

“Synopsys had another very solid quarter,” said Aart de Geus, CEO of Synopsys.  “We are clearly on the offensive with strong technical momentum, and are making good progress on our growth objectives.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, for the second quarter of fiscal 2005 net loss was ($4.9) million, or ($0.03) per share, better than Synopsys internal targets and an improvement over the first quarter of fiscal 2005.  In the second quarter of last year, net income was $28.7 million, or $0.18 per share.

GAAP net loss for the six-month period ended April 30, 2005 was ($19.3) million, or ($0.13) per share, compared to net income of $60.9 million, or $0.37 per share, for the same period in 2004.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal 2005 was $12.7 million, or $0.09 per share, compared to non-GAAP net income of $57.1 million, or $0.35 per share, for the second quarter of fiscal 2004.  Non-GAAP net income for the six-month period ended April 30, 2005 was $27.4 million, or $0.19 per share, compared to $111.4 million, or $0.68 per share, for the same period in 2004.  Non-GAAP net income consists of GAAP net income excluding, to the extent incurred in a particular quarter or period, amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses and one-time items and facilities and workforce realignment charges.

The decreases in GAAP and non-GAAP net income for these periods were due primarily to the decrease in revenue caused by our shift to an almost-fully ratable license model in the fourth quarter of fiscal 2004.

Financial Targets

Synopsys also announced its operating model targets for the third quarter and full fiscal year 2005.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter of Fiscal 2005 Targets:

•                  Revenue:  $243 million - $253 million

•                  GAAP expenses: $252 million - $263 million

•                  Non-GAAP expenses:  $228 million - $238 million

•                  GAAP other income and expense: $30 million - $37 million (including preliminary estimate of valuation of Nassda litigation settlement)

•                  Non-GAAP other income and expense:  $0 million - $4 million (excluding preliminary estimate of valuation of Nassda litigation settlement)

•                  Fully diluted outstanding shares:  142 million - 150 million

•                  Tax rate applied in non-GAAP net income calculations:  28%

•                  GAAP earnings: $0.08 - $0.12 per share

•                  Non-GAAP earnings:  $0.06 - $0.10 per share

•                  Revenue from backlog:  more than 90% of revenue

Full-Year Fiscal Year 2005 Targets

•                  Revenue:  $960 million - $990 million

•                  Fully diluted outstanding shares:  142 million - 150 million

•                  Tax rate applied in non-GAAP net income calculations:  31%

•                  GAAP earnings: $(0.06) - $(0.01) per share

•                  Non-GAAP earnings:  $0.31 - $0.39 per share

These targets supersede all fiscal 2005 financial targets previously published by Synopsys and include Synopsys’ current best estimate of the impact of the acquisition of Nassda Corporation, which Synopsys completed on May 11, 2005 on the results of the combined company.

GAAP Reconciliation

Non-GAAP net income consists of GAAP net income excluding, to the extent incurred in a particular period, amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses and one-time items and facilities and workforce realignment charges. Intangible assets consist primarily of purchased technology, contract rights intangible, customer-installed base/relationships, trademarks and trade names, covenants not to compete, customer backlog and other intangibles.  Non-GAAP net income is reduced by the amount of additional taxes that Synopsys would accrue if it used non-GAAP results instead of GAAP results to calculate Synopsys’ tax liability.

Synopsys’ management evaluates and makes operating decisions primarily based on the bookings and revenues of its core software and services business operations, the direct, ongoing and recurring costs of those operations such as cost of revenues and operating expenses, and gross margin and operating income.  Management does not believe amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses and one-time items and facilities and workforce realignment charges are ordinary, ongoing and recurring operating costs of core software and services business operations.  Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further and more consistently the period-to-period financial performance of its core business operations.  Management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of Second Quarter Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP earnings per share and non-GAAP expenses for the second quarter of fiscal 2005.  A reconciliation of non-GAAP to GAAP net income for the second quarter is included in the Unaudited Condensed Consolidated Statements of Income contained elsewhere in this release.

GAAP to Non-GAAP Reconciliation of Second Quarter Results

(in thousands, except per share data)

	Three Months Ended April 30,		Six Months Ended April 30,
	2005	2004	2005	2004

GAAP earnings (loss) per share	$(0.03)	$0.18	$(0.13)	$0.37
Amortization of intangible assets and deferred stock compensation	0.25	0.21	0.50	0.42
Merger termination fee	—	0.06	—	0.06
In-process research and development	—	—	0.04	—
Work force realignment charges at a lower cost than estimated	—	—	—	(0.01)
Facilities realignment charges	—	—	—	0.01
Tax effect	(0.13)	(0.10)	(0.22)	(0.17)
Non-GAAP earnings (loss) per share	$0.09	$0.35	$0.19	$0.68

Reconciliation of Estimated Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of Target Third Quarter and Fiscal Year 2005 Targets

(in thousands, except per share data)

	Range for Three Months Ending July 31, 2005
	Low	High
Target GAAP expenses	$252,000	$263,000
Adjustment:
Estimated impact of amortization of intangible assets and deferred stock compensation	24,000	25,000
Target Non-GAAP expenses	$228,000	$238,000

	Range for Three Months Ending July 31, 2005
	Low	High
Target GAAP earnings per share	$0.08	$0.12
Adjustment:
Estimated impact of amortization of intangible assets and deferred stock compensation per share	0.16	0.17
Estimated litigation settlement	(0.21)	(0.23)
Income tax effect of Non-GAAP adjustments	0.03	0.04
Target Non-GAAP earnings per share	$0.06	$0.10

Shares used in calculation (midpoint of target range)	146,000	146,000

	Range for Fiscal Year Ending October 31, 2005
	Low	High
Target GAAP earnings per share	$(0.06)	$(0.01)
Adjustment:
In-process research and development	0.04	0.04
Estimated impact of amortization of intangible assets and deferred stock compensation per share	0.79	0.79
Estimated litigation settlement	(0.21)	(0.23)
Income tax effect of Non-GAAP adjustments	(0.25)	(0.20)
Target Non-GAAP earnings per share	$0.31	$0.39

Shares used in calculation (midpoint of target range)	146,000	146,000

Additional Financial Information Available on Synopsys Website

In connection with this earnings release, Synopsys is making available to investors supplemental financial information, which can be found on Synopsys’ website at http://www.synopsys.com/corporate/invest/finsupp/q205.pdf. Synopsys currently intends to provide this information on a quarterly basis.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling 1-888-428-4470 (612-332-0530 for international callers), access code 781006, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through the time of the announcement of Synopsys’ results for the third quarter of fiscal 2005 in August 2005.  In addition, Synopsys will post copies of the prepared remarks of Aart de Geus, Chairman and Chief Executive Officer, and Steve Shevick, Chief Financial Officer, on its website at http://www.synopsys.com/corporate/invest/invest.html following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this release, copies of the prepared remarks of the Chief Executive Officer and Chief Financial Officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the third quarter earnings call in August 2005, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the third quarter of fiscal 2005 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release until it releases such results in August 2005.  Furthermore, Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter of fiscal 2005 in its Quarterly Report on Form 10-Q to be filed in June 2005.

About Synopsys

Synopsys, Inc. (Nasdaq:  SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design. The company delivers technology-leading semiconductor design and verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips.  Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California and has offices in more than 60 locations throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “GAAP Reconciliation — Reconciliation of Estimated Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including but not limited to the risk of:

•                  weakness or continued budgetary caution in the semiconductor or electronic systems industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  unexpected changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected bookings of licenses on which revenue is recognized upfront;

•                  lower-than-anticipated new IC design starts;

•                  competition in the market for Synopsys’ products and services;

•                  failure to continue to improving Synopsys’ existing products;

•                  failure to successfully develop additional intellectual property blocks for Synopsys’ IP business or to develop and integrate its design for manufacturing products;

•                  difficulties in the ongoing integration of the products and operations of acquired companies or assets into Synopsys’ products and operations; and

•                  continued downward pressure on maintenance orders, adversely affecting Synopsys’ future level of service revenue.

In addition, Synopsys’ actual expenses, other income and expense and earnings per share on a GAAP basis for the fiscal quarter ending July 31, 2005 and earnings per share and estimated operating cash flow on a GAAP basis for full fiscal year 2005 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including (i) a determination by Synopsys that any portion of its intangible assets have become impaired, (ii) changes in deferred stock compensation expenses caused by employee terminations, (iii) completion of purchase price accounting and litigation settlement valuation for the Nassda acquisition which closed on May 11, 2005, (iv) application of actual consolidated GAAP tax rate for such periods,  (v) integration and other acquisition-related expenses and one-time items, amortization of additional intangible assets and deferred stock compensation associated with future acquisitions, if any, and  (vi) increases or decreases to estimated capital expenditures.

For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to the reports which Synopsys has filed with the Securities and Exchange Commission, and which are available at www.sec.gov, particularly the information contained in Part I, Item 2 of Synopsys’ Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2005 filed with the SEC on March 10, 2005 under the caption entitled “Factors That May Affect Future Results.”  Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter these forward-looking statements whether as a result of new information, future events or otherwise.

#######

Synopsys is a registered trademark of Synopsys, Inc. All other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share data)

	Three Months Ended April 30, 2005			Three Months Ended April 30, 2004
	GAAP Basis	Adjustments	Non-GAAP Basis	GAAP Basis	Adjustments	Non-GAAP Basis
Revenue:
Time-based license	$175,781	—	$175,781	$162,946	—	$162,946
Upfront license	17,183	—	17,183	75,812	—	75,812
Service	51,375	—	51,375	55,846	—	55,846
Total revenue	244,339	—	244,339	294,604	—	294,604
Cost of revenue:
License	23,201	—	23,201	22,192	—	22,192
Maintenance and services	18,423	—	18,423	16,991	111	17,102
Amortization of intangible assets and deferred stock compensation	28,099	(28,099)	—	25,715	(25,715)	—
Total cost of revenue	69,723	(28,099)	41,624	64,898	(25,604)	39,294
Gross margin	174,616	28,099	202,715	229,706	25,604	255,310
Operating expenses:
Research and development	80,025	—	80,025	70,136	271	70,407
Sales and marketing	80,779	—	80,779	74,885	209	75,094
General and administrative	25,311	—	25,311	38,474	(10,473)	28,001
Amortization of intangible assets and deferred stock compensation	8,829	(8,829)	—	8,636	(8,636)	—
Total operating expenses	194,944	(8,829)	186,115	192,131	(18,629)	173,502
Operating (loss) income	(20,328)	36,928	16,600	37,575	44,233	81,808
Other income, net	1,322	—	1,322	925	—	925
(Loss) income before (benefit from) provision for income taxes	(19,006)	36,928	17,922	38,500	44,233	82,733
(Benefit from) provision for income taxes	(14,034)	19,233	5,199	9,761	15,886	25,647
Net (loss) income	$(4,972)	$17,695	$12,723	$28,739	$28,347	$57,086
Basic earnings per share:
Net (loss) income per share	$(0.03)		$0.09	$0.19		$0.37
Weighted-average common shares	144,801		144,801	154,806		154,806
Diluted earnings per share:
Net (loss) income per share	$(0.03)		$0.09	$0.18		$0.35
Weighted-average common shares and equivalents	144,801		145,684	161,840		161,840

(1)	The Company’s fiscal year and second quarter ends on the Saturday nearest to October 31 and April 30, respectively.
For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share data)

	Six Months Ended April 30, 2005			Six Months Ended April 30, 2004
	GAAP Basis	Adjustments	Non-GAAP Basis	GAAP Basis	Adjustments	Non-GAAP Basis
Revenue:
Time-based license	$362,065	—	$362,065	$333,544	—	$333,544
Upfront license	27,981	—	27,981	135,302	—	135,302
Service	95,597	—	95,597	111,022	—	111,022
Total revenue	485,643	—	485,643	579,868	—	579,868
Cost of revenue:
License	48,048	—	48,048	42,523	197	42,720
Maintenance and services	35,452	—	35,452	32,542	111	32,653
Amortization of intangible assets and deferred stock compensation	56,198	(56,198)	—	50,955	(50,955)	—
Total cost of revenue	139,698	(56,198)	83,500	126,020	(50,647)	75,373
Gross margin	345,945	56,198	402,143	453,848	50,647	504,495
Operating expenses:
Research and development	152,942	—	152,942	140,473	754	141,227
Sales and marketing	164,769	—	164,769	145,631	580	146,211
General and administrative	49,534	—	49,534	67,611	(12,155)	55,456
In-process research and development	5,700	(5,700)	—	—	—	—
Amortization of intangible assets and deferred stock compensation	17,681	(17,681)	—	17,880	(17,880)	—
Total operating expenses	390,626	(23,381)	367,245	371,595	(28,701)	342,894
Operating (loss) income	(44,681)	79,579	34,898	82,253	79,348	161,601
Other income (expense), net	6,521	—	6,521	(144)	—	(144)
(Loss) income before (benefit from) provision for income taxes	(38,160)	79,579	41,419	82,109	79,348	161,457
(Benefit from) provision for income taxes	(18,863)	32,871	14,008	21,218	28,833	50,051
Net (loss) income	$(19,297)	$46,708	$27,411	$60,891	$50,515	$111,406
Basic earnings per share:
Net (loss) income per share	$(0.13)		$0.19	$0.39		$0.72
Weighted-average common shares	145,429		145,429	155,556		155,556
Diluted earnings per share:
Net (loss) income per share	$(0.13)		$0.19	$0.37		$0.68
Weighted-average common shares and equivalents	145,429		146,340	163,779		163,779

(1)	The Company’s fiscal year and second quarter ends on the Saturday nearest to October 31 and April 30, respectively.
For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands)

	April 30, 2005	October 31, 2004
ASSETS:
Current assets:
Cash and cash equivalents	$343,129	$346,709
Short-term investments	181,192	232,320
Total cash, cash equivalents and short-term investments	524,321	579,029
Accounts receivable, net of allowances of $4,931 and $7,113, respectively	134,808	132,258
Deferred income taxes	127,721	125,601
Income taxes receivable	46,521	46,583
Prepaid expenses and other current assets	32,756	29,562
Total current assets	866,127	913,033
Property and equipment, net	175,625	178,155
Long-term investments	11,030	12,831
Goodwill	667,113	593,706
Intangible assets, net	151,591	198,069
Long-term deferred taxes	173,213	146,360
Other assets	57,598	50,033
Total assets	$2,102,297	$2,092,187

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$185,056	$184,146
Current portion of long-term debt	282	—
Accrued income taxes	189,664	188,096
Deferred revenue	467,162	368,913
Total current liabilities	842,164	741,155
Deferred compensation and other liabilities	59,783	51,794
Long-term deferred revenue	28,119	34,189
Stockholders’ equity:
Common stock, $0.01 par value per share; 400,000 shares authorized; 143,736 and 147,378 shares outstanding, respectively	1,437	1,474
Additional paid-in capital	1,242,313	1,240,568
Retained earnings	176,841	202,146
Treasury stock, at cost; 13,409 and 9,759 shares, respectively	(237,802)	(175,762)
Deferred stock compensation	(1,330)	(2,732)
Accumulated other comprehensive loss	(9,228)	(645)
Total stockholders’ equity	1,172,231	1,265,049
Total liabilities and stockholders’ equity	$2,102,297	$2,092,187

(1)	The Company’s fiscal year and second quarter ends on the Saturday nearest to October 31 and April 30, respectively.
For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(19,297)	$60,891
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	101,073	96,272
In-process research and development	5,700	—
Write-down of long-term investments	2,564	1,901
Write-down of goodwill and intangibles	39	—
Deferred taxes, net	(23,220)	—
Deferred rent	—	(71)
Provision for or recovery of doubtful accounts	(2,757)	2,000
Net change in unrecognized gains and losses on foreign exchange contracts	(9,739)	(5,963)
Gain on sale of short- and long-term investments	322	(756)
Net changes in operating assets and liabilities:
Accounts receivable	7,182	(21,731)
Income taxes receivable	62	22,796
Prepaid expenses and other current assets	(2,502)	(14,034)
Other assets	(7,484)	(11,219)
Accounts payable and accrued liabilities	(14,065)	(50,294)
Accrued income taxes	(4,703)	(20,186)
Deferred revenue	89,556	31,269
Deferred compensation	7,877	10,842
Net cash provided by operating activities	130,608	101,717
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	201,800	533,313
Purchases of short-term investments	(151,410)	(516,099)
Proceeds from sale of long-term investments	—	300
Purchases of long-term investments	—	(1,254)
Purchases of property and equipment	(21,436)	(24,129)
Cash paid for acquisitions, net of cash received	(91,293)	(38,815)
Capitalization of software development costs	(1,476)	(1,371)
Net cash used in investing activities	(63,815)	(48,055)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	—	200,000
Payments on credit facility	—	(200,000)
Issuances of common stock	17,208	117,996
Purchases of treasury stock	(85,139)	(238,338)
Net cash used in financing activities	(67,931)	(120,342)
Effect of exchange rate changes on cash	(2,442)	(1,505)
Net decrease in cash and cash equivalents	(3,580)	(68,185)
Cash and cash equivalents, beginning of period	346,709	524,308
Cash and cash equivalents, end of period	$343,129	$456,123

(1)	The Company’s fiscal year and second quarter ends on the Saturday nearest to October 31 and April 30, respectively.
For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.